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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Computer Network Technology Corporation:

        We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report dated February 24, 2004 contains an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets", on February 1, 2002.

/s/ KPMG LLP

Minneapolis, Minnesota
February 10, 2005

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Consent of Independent Registered Public Accounting Firm